Exhibit 10.1

Amendment to

Amended and Restated Employment Agreement

THIS AMENDMENT to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of February 19, 2026 by and between Joseph La Rosa (the “Executive”) and La Rosa Holdings Corp., a Nevada corporation (the “Company”), and is with respect to that certain: (1) Amended and Restated Employment Agreement dated as of November 12, 2026 between the Executive and the Company (the “Employment Agreement”), and (2) Confidential Information and Invention Assignment Agreement dated April 12, 2022 executed by the Executive in favor of the Company (the “CIA Agreement”);

WHEREAS, the Company and Executive desire to amend the terms of the Executive’s employment under the Employment Agreement as and to the extent set forth herein; and

WHEREAS, the Company and Executive consider these amended terms, taken together, to be in the mutual interest of such parties;

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties agree as follows.

1. Base Salary. From and after March 15, 2026, the Executive’s “Base Salary” under (and as defined in) the Employment Agreement is hereby reduced from $500,000 to $200,000.

2. Non-Competition and Non-Solicitation. In consideration of the foregoing reduction in the Executive’s Base Salary, the Company and Executive hereby agree that from and after March 15, 2026 Section 6 of the CIA Agreement shall be deleted in its entirety and replaced with the following:

“6. Non-Competition and Non-Solicitation of Employees, Consultants and Other Parties.

I agree that during the Employment Term (as defined in the Amended and Restated Employment Agreement dated November 12, 2025 between the Company and me), I shall not either directly or indirectly engage in any competitive business of the Company in its market areas. Directly or indirectly engaging in any competitive business includes, but is not limited to: (i) engaging in a business as owner, partner, investor, lender or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of the La Rosa companies for the benefit of a third party that is engaged in such business. I agree that this non-compete provision is fair and reasonable for the protection of the Company’s business interests and will not adversely affect my livelihood. I further agree that during the Employment Term and for twelve (12) months immediately thereafter, I shall not solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, during my Employment Term and at any time following expiration or termination of the Employment Term or Employment Agreement with the Company for any reason, with or without cause, I shall not use any Confidential Information of the Company to attempt to negatively influence any of the Company’s clients or customers from purchasing Company’s products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his, her or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. I further agree not to disparage, either orally or in writing, any of the Company, its affiliates or their directors, officers, stockholders, employees, consultants, or agents.”

3. No Further Amendments. Except as expressly amended as set forth herein, the Employment Agreement and CIA Agreement are and shall remain in full force and effect in accordance with their respective terms.

4. Governing Law, Jurisdiction, and Venue. Section 7 of the Employment Agreement shall apply to this Amendment, mutatis mutandis.

5. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

6. Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AMENDMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AMENDMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LA ROSA HOLDINGS CORP.

By:	/s/ Nicholas Adler
Name:	Nicholas Adler
Title:	Chairperson, Compensation Committee of the Board of Directors of La Rosa Holdings Corp.

EXECUTIVE

Signature:	/s/ Joseph La Rosa
Print Name:	Joseph La Rosa